EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47733, 33-50038 and 33-55462) of Stac Software, Inc. of our report dated October 25, 1999, appearing on page F-1 of this Form 10-K.




PricewaterhouseCoopers  LLP

San Diego, CA
December 14, 1999